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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement filed on Form S-8 pertaining to the UBS AG Omnibus Stock Plan and in the Post-Effective Amendment No. 1 to the Registration Statement filed on Form S-8 (File No. 333-50320) pertaining to the UBS AG Omnibus Stock Plan and UBS AG Equity Incentive Program, of our report dated 11 February 2003, with respect to the consolidated financial statements of UBS AG incorporated by reference in its Annual Report on Form 20-F for the year ended 31 December 2002.

                                                     Ernst & Young Ltd.

/s/ Roger Perkin                                     /s/ Peter Heckendorn
--------------------                                 ---------------------------
Roger Perkin                                         Peter Heckendorn
Chartered Accountant                                 lic.oec
in charge of the audit                               in charge of the audit

Basel, Switzerland
14 March 2003